EXHIBIT 16



CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC            Todd D. Chisholm
Certified Public Accountants                         Nephi J. Bierwolf
Phone (801) 292-8756 . Fax (801) 292-8809            Troy F. Nilson
www.cbnmcpa.com                                      Douglas W. Morrill

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August 12, 2010


Office of the Chief Accountant
Securities and Exchange Commission
450 West Fifth Street N.W.
Washington DC 20549


Ladies and Gentlemen,


We have read the statements about our firm included under Item 4.01 "Changes in Registrant's Certifying Accountant" in the Form 8-K dated August 12, 2010 of Commerce Group Corp., filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein as they pertain to our firm.

Yours truly,


/s/ Chisholm, Bierwolf, Nilson & Morrill, LLC


Chisholm, Bierwolf, Nilson & Morrill, LLC




           PCAOB Registered, Members of AICPA, CPCAF and UACPA

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533 West 2600 South, Suite 25                   12 South Main, Suite 208
Bountiful, Utah 84010                           Layton, Utah  84041